THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 33A
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: August 2, 2004
Issue Date: August 5, 2004
The date of this Pricing Supplement is August 2, 2004

Fixed Rate Notes

-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
   CUSIP#                                         Maturity   Price to   Discounts &                            Payment
                        Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EFT9   5.00% from and including 8/5/04,   8/15/2019    100.00%      2.00%        0.350%      98.40%     Monthly
              to but excluding 8/15/07.
              6.05% from and including 8/15/07,
              to but excluding 8/15/19.
-------------------------------------------------------------------------------------------------------------------------
  07387EFU6                 6.00%                8/15/2029    100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------

                                          Subject to Redemption
                                          ---------------------
--------------------------------------------------------------------------------------------------------------------------
                   First
First Interest    Interest    Survivor's  Yes/No        Date and Terms of Redemption           Aggregate    Net Proceeds
 Payment Date      Payment     Option                                                          Principal
                   Amount                                                                       Amount
--------------------------------------------------------------------------------------------------------------------------
   9/15/2004        $5.56        Yes       Yes   The  Notes  may be  called in whole at par,   $1,297,000     $1,271,060
                                                 one time only on  8/15/2007,  at the option
                                                 of the Company on ten calendar days notice.
--------------------------------------------------------------------------------------------------------------------------
   2/15/2005       $31.67        Yes       Yes   Commencing  on 8/15/2009 and on the 15th of   $9,077,000     $8,850,075
                                                 each month thereafter  until Maturity,  the
                                                 Notes  may be called in whole at par at the
                                                 option of the Company on ten calendar  days
                                                 notice.
--------------------------------------------------------------------------------------------------------------------------

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.